NEWS	Exhibit 99.1

Tara Kurian
SVP, IR, FP&A, and International
(813) 830-5311

Bloomin’ Brands Announces Turnaround Strategy
Releases 2025 Q3 Financial Results

TAMPA, Fla., November 6, 2025 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the third quarter 2025 (“Q3 2025”) compared to the third quarter 2024 (“Q3 2024”).

CEO Comments
“We have great momentum in our business as demonstrated by our third quarter results,” said Mike Spanos, CEO. “All four brands drove positive comparable store sales growth for the first time since Q1 2023. Our teams continue to focus on consistency of execution in food quality and the guest experience, the foundation for our turnaround.”

“I am excited to announce our turnaround strategy, with a focus on the Outback Steakhouse brand. In support of our strategy, we will reallocate available free cash flow into strategic investments in our base business and pay down debt. As a result, we have suspended the dividend. We believe our strategic plan will drive long-term, sustainable and profitable growth.”

Diluted EPS and Adjusted Diluted EPS
The following table reconciles Diluted loss per share from continuing operations to Adjusted diluted (loss) earnings per share from continuing operations for the periods indicated (unaudited):

	Q3
	2025	2024	CHANGE
Diluted loss per share:	$(0.54)	$(0.01)	$(0.53)
Adjustments (1)	0.51	0.12	0.39
Adjusted diluted (loss) earnings per share (1)	$(0.03)	$0.11	$(0.14)

___________________
(1)Adjustments for Q3 2025 primarily include (i) impairment and closing costs related to closures and underperforming restaurants, (ii) costs incurred as a result of transformational and restructuring activities and (iii) costs associated with the foreign currency forward contracts. Adjustments for Q3 2024 primarily include (i) costs incurred as a result of transformational and restructuring activities and (ii) asset impairment, closure costs and severance in connection with certain restaurant closures. See non-GAAP Measures later in this release. Also see Tables Four, Five and Six for further details regarding the nature of diluted earnings per share adjustments for the periods presented.

Third Quarter Financial Results from Continuing Operations

(dollars in millions, unaudited)	Q3 2025	Q3 2024	CHANGE
Total revenues	$928.8	$910.0	2.1%

GAAP operating (loss) income margin	(3.9)%	0.9%	(4.8)%
Adjusted operating income margin (1)	0.8%	2.3%	(1.5)%

Restaurant-level operating margin (1)	9.2%	11.1%	(1.9)%
Adjusted restaurant-level operating margin (1)	9.5%	11.1%	(1.6)%
___________________
(1)See non-GAAP Measures later in this release. Also see Tables Four and Five for details regarding the nature of restaurant-level operating margin and operating income margin adjustments, respectively.

•The increase in Total revenues was primarily due to the net impact of restaurant openings and closures and higher U.S. comparable restaurant sales. These increases were partially offset by lower franchise revenues.

•GAAP operating income margin decreased from Q3 2024 primarily due to higher impairment and closure costs and a decrease in restaurant-level operating margin, as detailed below.

•Restaurant-level operating margin decreased from Q3 2024 primarily due to: (i) higher commodity, labor and operating costs, mainly due to inflation, (ii) higher insurance expense and (iii) unfavorable product cost mix. These decreases were partially offset by: (i) higher average check per person, primarily due to pricing, (ii) lower advertising expense and (iii) cost-saving and productivity initiatives.

•Adjusted operating income margin primarily excludes impairment and closure costs in connection with the 2025 Restaurant Closures and the impairment of five underperforming U.S. Restaurants.

Third Quarter Comparable Restaurant Sales

THIRTEEN WEEKS ENDED SEPTEMBER 28, 2025	COMPANY-OWNED
Comparable restaurant sales (stores open 18 months or more):
U.S.
Outback Steakhouse	0.4%
Carrabba’s Italian Grill	4.1%
Bonefish Grill	0.8%
Fleming’s Prime Steakhouse & Wine Bar	1.2%
Combined U.S.	1.2%

Our Turnaround Strategy
We are implementing a comprehensive turnaround strategy, with a key focus on Outback Steakhouse, to drive long-term sustainable and profitable growth. This strategy is based on four key platforms, including:

•Deliver a Remarkable Dine-In Experience: focus on operational excellence with center of the plate quality and service enhancements to deliver an exceptional guest experience, which will drive in-restaurant traffic growth
•Drive Brand Relevancy: expand brand reach to recruit new guests and increase frequency of visits
•Reignite a Culture of Ownership and Fun: reinvest in our people and strengthen our Principles & Beliefs-based culture which will drive an enhanced guest experience
•Invest in Our Restaurants: refresh our existing asset base to ensure restaurants are updated and reflect brand standards

These platforms will be supported by:

•Non-Guest Facing Productivity Savings: we are focused on cost savings in areas that will not impact the guest, such as indirect spend and contract negotiations
•Balanced Capital Allocation: we have a dual approach to invest in the base business and focus on debt paydown. To support the objectives, we suspended the dividend
•Strong Management Team: we have the right team in place to lead our brands through our turnaround initiatives, centered on an operational mindset and guest centricity

Additionally, in support of our turnaround strategy, during the thirteen and thirty-nine weeks ended September 28, 2025, we made the decision to close 21 U.S. restaurants and not renew the leases of 22 U.S. restaurants, the majority of which expire over the next four years (the “2025 Restaurant Closures”). Including the impacts of these closures, we recognized asset impairments and net closure charges of $33.2 million during Q3 2025. The closures of the 21 U.S. restaurants were completed during October 2025 with an estimated $5.0 million to $7.0 million of related severance and closure charges to be recorded during the thirteen weeks ended December 28, 2025.

Dividend Declaration
In October 2025, our Board of Directors suspended the dividend as a component of the turnaround strategy.

Fiscal 2025 Financial Outlook
The table below presents our updated expectations for selected 2025 financial operating results. We are reaffirming all other aspects of our full-year financial guidance as previously communicated.

Financial Results:	Current Outlook
U.S. comparable restaurant sales	0% to 0.5%

Diluted earnings per share (1)	$0.75 to $0.80

Adjusted diluted earnings per share (1)(2)	$1.10 to $1.15

Other Selected Financial Data:	Current Outlook
Labor inflation	Approximately 3.5%

Number of new company-owned restaurants	19

Number of new franchised restaurants	24
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(1)Assumes diluted weighted average shares of 85 to 86 million.
(2)Includes adjustments related to the workforce reduction announced on February 20, 2025 for severance and other transformational items, the estimated cost of executing the foreign currency forward contracts entered into as part of the Brazil transaction, and asset impairment and net restaurant closure costs.

Q4 2025 Financial Outlook
The table below presents our expectations for selected fiscal Q4 2025 financial operating results from continuing operations.

Financial Results:	Q4 2025 Outlook
U.S. comparable restaurant sales	0.5% to 1.5%

Diluted earnings per share (1)	$0.10 to $0.15

Adjusted diluted earnings per share (1)(2)	$0.23 to $0.28
___________________
(1)Assumes diluted weighted average shares of approximately 86 million.
(2)Includes estimated adjustments associated with severance and other transformational items, the cost of executing the foreign currency forward contracts entered into as part of the Brazil transaction, and asset impairment and net restaurant closure costs.

Conference Call
The Company will host a conference call today, November 6, 2025 at 9:00 AM EST. The conference call will be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company’s restaurant portfolio includes Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company owns, operates and franchises more than 1,450 restaurants in 46 states, Guam and 12 countries. For more information, please visit www.bloominbrands.com.

Non-GAAP Measures
In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include: (i) Restaurant-level operating income, adjusted restaurant-level operating income and their corresponding margins, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted segment income from operations and the corresponding margin, (iv) Adjusted net (loss) income and (v) Adjusted diluted (loss) earnings per share.

Restaurant-level operating margin is a non-GAAP financial measure widely regarded in the industry as a useful metric to evaluate restaurant-level operating efficiency and performance of ongoing restaurant-level operations, and we use it for these purposes.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in Tables Four, Five and Six included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments”, “Fiscal 2025 Financial Outlook” and “Q4 2025 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to execute and achieve the expected benefits of our actions to focus on operational priorities, including our turnaround plans and cost-saving initiatives to fund such plans; consumer reaction to public health and food safety issues; increases in labor costs and fluctuations in the availability of employees and our ability to attract, train, and retain key personnel; increases in unemployment rates and taxes; competition; interruption or breach of our systems or loss of consumer or employee information; price and availability of commodities and other impacts of inflation and tariffs; our dependence on a limited number of suppliers and distributors; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; the impacts of our operations in Brazil as a minority investor and franchisor following our sale transaction on our results; our ability to address corporate citizenship and sustainability matters and investor expectations; local, regional, national and international economic conditions; changes in patterns of consumer traffic, consumer tastes and dietary habits; the effects of changes in tax laws; costs, diversion of management attention and reputational damage from any claims or litigation; government actions and policies, including the impact of the ongoing U.S. government shutdown; challenges associated with our remodeling, relocation and expansion plans; our ability to preserve the value of and grow our brands; consumer confidence and spending patterns; the effects of a health pandemic, weather, acts of God and other disasters and the ability or success in executing related business continuity plans; the Company’s ability to make debt payments and planned investments and the Company’s compliance with debt covenants; the cost and availability of credit; interest rate changes; and any impairments in the carrying value of goodwill and other assets. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(in thousands, except per share data)	SEPTEMBER 28, 2025	SEPTEMBER 29, 2024	SEPTEMBER 28, 2025	SEPTEMBER 29, 2024
Revenues
Restaurant sales	$911,920	$889,784	$2,926,208	$2,914,253
Franchise and other revenues	16,893	20,229	54,565	64,202
Total revenues	928,813	910,013	2,980,773	2,978,455
Costs and expenses
Food and beverage	275,081	261,338	886,717	871,620
Labor and other related	297,390	286,300	928,134	901,350
Other restaurant operating	255,476	243,803	766,836	744,626
Depreciation and amortization	44,947	44,344	133,492	130,434
General and administrative	59,103	59,989	180,007	175,660
Provision for impaired assets and restaurant closings	33,236	5,597	35,126	31,154
Total costs and expenses	965,233	901,371	2,930,312	2,854,844
(Loss) income from operations	(36,420)	8,642	50,461	123,611
Loss on extinguishment of debt	—	(225)	—	(136,022)
Interest expense, net	(11,112)	(16,483)	(32,998)	(45,455)
(Loss) income before (benefit) provision for income taxes	(47,532)	(8,066)	17,463	(57,866)
(Benefit) provision for income taxes	(2,404)	(8,030)	(10,249)	1,392
Loss from equity method investment, net of tax	(337)	—	(3,434)	—
Net (loss) income from continuing operations	(45,465)	(36)	24,278	(59,258)
Net income from discontinued operations, net of tax	189	7,577	714	14,140
Net (loss) income	(45,276)	7,541	24,992	(45,118)
Less: net income attributable to noncontrolling interests	583	629	3,280	3,439
Net (loss) income attributable to Bloomin’ Brands	$(45,859)	$6,912	$21,712	$(48,557)

Basic (loss) earnings per share (1):
Continuing operations	$(0.54)	$(0.01)	$0.25	$(0.73)
Discontinued operations	—	0.09	0.01	0.16
Net basic (loss) earnings per share	$(0.54)	$0.08	$0.26	$(0.56)
Diluted (loss) earnings per share (1):
Continuing operations	$(0.54)	$(0.01)	$0.25	$(0.73)
Discontinued operations	—	0.09	0.01	0.16
Net diluted (loss) earnings per share	$(0.54)	$0.08	$0.25	$(0.56)

Weighted average common shares outstanding:
Basic	85,093	85,063	85,012	86,258
Diluted	85,093	85,063	85,222	86,258
_________________
(1)Amounts may not add due to rounding.

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
U.S. Segment	SEPTEMBER 28, 2025	SEPTEMBER 29, 2024	SEPTEMBER 28, 2025	SEPTEMBER 29, 2024
Revenues
Restaurant sales	$902,543	$877,052	$2,897,968	$2,870,036
Franchise and other revenues	9,733	10,273	31,039	34,566
Total U.S. segment revenues	912,276	887,325	2,929,007	2,904,602

International Franchise Segment
Franchise revenues	7,146	9,945	23,480	29,501

Reconciliation
All other revenues (1)	9,391	12,743	28,286	44,352
Total revenues	$928,813	$910,013	$2,980,773	$2,978,455

Reconciliation of Segment Operating Income to Consolidated Operating (Loss) Income
Segment income from operations
U.S.	$1,601	$38,853	$157,732	$216,014
International Franchise	6,998	9,553	22,840	28,292
Total segment income from operations	8,599	48,406	180,572	244,306
Unallocated corporate operating expense	(45,245)	(35,665)	(131,435)	(103,690)
Other income (loss) from operations (1)	226	(4,099)	1,324	(17,005)
Total (loss) income from operations	$(36,420)	$8,642	$50,461	$123,611
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(1)Primarily includes revenues and income (loss) from operations related to its Hong Kong subsidiary.

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
	SEPTEMBER 28, 2025	DECEMBER 29, 2024
(dollars in thousands)	(UNAUDITED)
Cash and cash equivalents	$66,479	$70,056
Net working capital (deficit) (1)	$(423,171)	$(631,817)
Total assets	$3,280,063	$3,384,805
Total debt	$962,248	$1,027,398
Total stockholders’ equity	$348,007	$139,446
_________________
(1)We have, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). We operate successfully with negative working capital because cash collected on restaurant sales is typically received before payment is due on our current liabilities, and our inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are typically used to service debt obligations and to make capital expenditures.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL AND ADJUSTED RESTAURANT-LEVEL OPERATING INCOME AND MARGINS NON-GAAP RECONCILIATIONS
(UNAUDITED)
Consolidated	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in thousands)	SEPTEMBER 28, 2025	SEPTEMBER 29, 2024	SEPTEMBER 28, 2025	SEPTEMBER 29, 2024
(Loss) income from operations	$(36,420)	$8,642	$50,461	$123,611
Operating (loss) income margin	(3.9)%	0.9%	1.7%	4.2%
Less:
Franchise and other revenues	16,893	20,229	54,565	64,202
Plus:
Depreciation and amortization	44,947	44,344	133,492	130,434
General and administrative	59,103	59,989	180,007	175,660
Provision for impaired assets and restaurant closings	33,236	5,597	35,126	31,154
Restaurant-level operating income (1)	$83,973	$98,343	$344,521	$396,657
Restaurant-level operating margin	9.2%	11.1%	11.8%	13.6%
Adjustments:
Employee benefits policy change (2)	2,763	—	2,763	—
Closure-related charges	—	—	—	434
Total restaurant-level operating income adjustments	2,763	—	2,763	434
Adjusted restaurant-level operating income	$86,736	$98,343	$347,284	$397,091
Adjusted restaurant-level operating margin	9.5%	11.1%	11.9%	13.6%
_________________
(1)The following categories of revenue and operating expenses are not included in restaurant-level operating income and the corresponding margin because we do not consider them reflective of operating performance at the restaurant-level within a period:
(a)Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.
(b)Depreciation and amortization, which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.
(c)General and administrative expense, which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices.
(d)Asset impairment charges and restaurant closing costs, which are not reflective of ongoing restaurant performance in a period.
(2)Represents costs associated with updated field PTO policy in connection with the transition to a new human resources and payroll system.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
ADJUSTED INCOME FROM OPERATIONS AND MARGIN NON-GAAP RECONCILIATIONS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
Consolidated	SEPTEMBER 28, 2025	SEPTEMBER 29, 2024	SEPTEMBER 28, 2025	SEPTEMBER 29, 2024
(Loss) income from operations	$(36,420)	$8,642	$50,461	$123,611
Operating (loss) income margin	(3.9)%	0.9%	1.7%	4.2%
Adjustments:
Total restaurant-level operating income adjustments (1)	2,763	—	2,763	434
Asset impairments and closure-related charges (2)	31,570	5,127	29,641	32,407
Severance and other transformational costs (3)	6,587	7,121	16,187	8,121
Foreign currency forward contract costs (4)	3,254	—	7,815	—
Total income from operations adjustments	44,174	12,248	56,406	40,962
Adjusted income from operations	$7,754	$20,890	$106,867	$164,573
Adjusted operating income margin	0.8%	2.3%	3.6%	5.5%

U.S. Segment
Income from operations	$1,601	$38,853	$157,732	$216,014
Operating income margin	0.2%	4.4%	5.4%	7.4%
Adjustments:
Total restaurant-level operating income adjustments (1)	—	—	—	434
Asset impairments and closure-related charges (2)	31,570	—	29,860	13,858
Severance and other transformational costs (3)	—	3,000	—	4,000
Total income from operations adjustments	31,570	3,000	29,860	18,292
Adjusted income from operations	$33,171	$41,853	$187,592	$234,306
Adjusted operating income margin	3.6%	4.7%	6.4%	8.1%

International Franchise Segment
Income from operations	$6,998	$9,553	$22,840	$28,292
_________________
(1)See Table Four Restaurant-level and Adjusted Restaurant-Level Operating Income and Margins Non-GAAP Reconciliations for details regarding restaurant-level operating income adjustments.
(2)The thirteen and thirty-nine weeks ended September 28, 2025 primarily include costs related to the 2025 Restaurant Closures and the five underperforming U.S. restaurants. The thirteen and thirty-nine weeks ended September 29, 2024 include asset impairment, closure costs and severance primarily in connection with previous restaurant closures.
(3)Includes severance, professional fees and other costs incurred as a result of transformational and restructuring activities.
(4)Represents costs in connection with the foreign currency forward contracts that mostly offset foreign currency exchange risk associated with installment payments from the Brazil Sale Transaction.

TABLE SIX
BLOOMIN’ BRANDS, INC.
ADJUSTED NET (LOSS) INCOME AND ADJUSTED DILUTED (LOSS) EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(in thousands, except per share data)	SEPTEMBER 28, 2025	SEPTEMBER 29, 2024	SEPTEMBER 28, 2025	SEPTEMBER 29, 2024
Net (loss) income attributable to Bloomin’ Brands	$(45,859)	$6,912	$21,712	$(48,557)
Net income from discontinued operations, net of tax	189	7,577	714	14,140
Net (loss) income attributable to Bloomin’ Brands from continuing operations	(46,048)	(665)	20,998	(62,697)
Adjustments:
Income from operations adjustments (1)	44,174	12,248	56,406	40,962
Loss on extinguishment of debt (2)	—	—	—	135,797
Total adjustments, before income taxes	44,174	12,248	56,406	176,759
Adjustment to (benefit) provision for income taxes (3)	(1,028)	(2,098)	(3,023)	(3,894)
Net adjustments, continuing operations	43,146	10,150	53,383	172,865
Adjusted net (loss) income, continuing operations	(2,902)	9,485	74,381	110,168
Adjusted net income, discontinued operations (4)	189	8,667	714	16,524
Adjusted net (loss) income	$(2,713)	$18,152	$75,095	$126,692

Diluted (loss) earnings per share (5):
Continuing operations	$(0.54)	$(0.01)	$0.25	$(0.73)
Discontinued operations	—	0.09	0.01	0.16
Net diluted (loss) earnings per share	$(0.54)	$0.08	$0.25	$(0.56)

Adjusted diluted (loss) earnings per share (5):
Continuing operations	$(0.03)	$0.11	$0.87	$1.22
Discontinued operations	—	0.10	0.01	0.18
Adjusted diluted (loss) earnings per share (6)	$(0.03)	$0.21	$0.88	$1.41

Diluted weighted average common shares outstanding	85,093	85,063	85,222	86,258
Adjusted diluted weighted average common shares outstanding (6)	85,093	86,164	85,222	90,057
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(1)See Table Five Adjusted Income from Operations and Margin Non-GAAP Reconciliations above for details regarding (Loss) income from operations adjustments.
(2)Includes losses in connection with the partial repurchase of the 2025 Notes, including settlements of the related convertible senior note hedges and warrants.
(3)The tax effect of non-GAAP adjustments is determined by recomputing the (benefit) provision for income taxes on an adjusted basis. The difference between the recomputed (benefit) provision for income taxes and the GAAP (benefit) provision for income taxes represents the tax effect of non-GAAP adjustments. For the thirteen and thirty-nine weeks ended September 28, 2025, the difference between GAAP and adjusted (benefit) provision for income taxes is primarily related to the changes to forecasted pre-tax book income relative to prior quarters under both GAAP and non-GAAP and its impact on the application of the estimated annualized effective income tax rate to year-to-date ordinary income. As a result of this methodology, we expect that a portion of the tax effect of the total adjustments for the thirteen and thirty-nine weeks ended September 28, 2025 will be reflected in the last quarter of this fiscal year. For the thirty-nine weeks ended September 29, 2024, the difference between GAAP and adjusted effective income tax rates primarily relates to nondeductible losses and other tax costs associated with the partial repurchase of the 2025 Notes.
(4)Includes net income from our Brazil operations for the periods presented. The thirteen and thirty-nine weeks ended September 29, 2024 include a non-GAAP adjustment for $1.5 million of transaction-related professional fees and the tax effect of non-GAAP adjustments. The thirty-nine weeks ended September 29, 2024 also includes $1.5 million of asset impairment.
(5)Amounts may not add due to rounding.
(6)Due to a GAAP net loss from continuing operations, antidilutive securities are excluded from diluted weighted average common shares outstanding for the thirteen weeks ended September 28, 2025 and the thirteen and thirty-nine weeks ended September 29, 2024. However, considering the adjusted net income position for the thirteen and thirty-nine weeks ended September 29, 2024, adjusted diluted weighted average common shares outstanding incorporates securities that would have been dilutive for GAAP.

Following is a summary of the financial statement line item classification of the net (loss) income adjustments from continuing operations:

	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in thousands)	SEPTEMBER 28, 2025	SEPTEMBER 29, 2024	SEPTEMBER 28, 2025	SEPTEMBER 29, 2024
Labor and other related	$2,763	$—	$2,763	$434
General and administrative	9,841	8,516	24,084	12,490
Provision for impaired assets and restaurant closings	31,570	3,732	29,559	28,038
Loss on extinguishment of debt	—	—	—	135,797
Provision for income taxes	(1,028)	(2,098)	(3,023)	(3,894)
Net adjustments	$43,146	$10,150	$53,383	$172,865

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants:	JUNE 29, 2025	OPENINGS	CLOSURES	SEPTEMBER 28, 2025
U.S.
Outback Steakhouse
Company-owned	557	2	—	559
Franchised	121	—	(1)	120
Total	678	2	(1)	679
Carrabba’s Italian Grill
Company-owned	191	—	(1)	190
Franchised	17	—	—	17
Total	208	—	(1)	207
Bonefish Grill
Company-owned	162	—	—	162
Franchised	4	—	—	4
Total	166	—	—	166
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	65	1	—	66
Other
Franchised	1	—	—	1
U.S. total	1,118	3	(2)	1,119
International Franchise
Outback Steakhouse - Brazil	185	2	—	187
Outback Steakhouse - South Korea	100	2	(1)	101
Other	66	—	—	66
International Franchise total	351	4	(1)	354
International other - Company-owned
Outback Steakhouse - Hong Kong/China	10	—	—	10
System-wide total	1,479	7	(3)	1,483
System-wide total - Company-owned	985	3	(1)	987
System-wide total - Franchised	494	4	(2)	496

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES, TRAFFIC AND AVERAGE CHECK PER PERSON INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
	SEPTEMBER 28, 2025	SEPTEMBER 29, 2024	SEPTEMBER 28, 2025	SEPTEMBER 29, 2024
Year over year percentage change:
Comparable restaurant sales (restaurants open 18 months or more):
U.S. (1)
Outback Steakhouse	0.4%	(1.3)%	(0.5)%	(0.9)%
Carrabba’s Italian Grill	4.1%	(1.5)%	3.1%	0.4%
Bonefish Grill	0.8%	(4.1)%	(3.1)%	(3.7)%
Fleming’s Prime Steakhouse & Wine Bar	1.2%	1.2%	3.5%	(0.8)%
Combined U.S.	1.2%	(1.5)%	0.1%	(1.1)%

Traffic:
U.S.
Outback Steakhouse	—%	(3.9)%	(1.8)%	(4.0)%
Carrabba’s Italian Grill	0.6%	(3.4)%	0.3%	(2.7)%
Bonefish Grill	(1.7)%	(8.5)%	(7.8)%	(6.7)%
Fleming’s Prime Steakhouse & Wine Bar	(1.2)%	(7.3)%	(0.7)%	(6.7)%
Combined U.S.	(0.1)%	(4.4)%	(2.1)%	(4.2)%

Average check per person (2):
U.S.
Outback Steakhouse	0.4%	2.6%	1.3%	3.1%
Carrabba’s Italian Grill	3.5%	1.9%	2.8%	3.1%
Bonefish Grill	2.5%	4.4%	4.7%	3.0%
Fleming’s Prime Steakhouse & Wine Bar	2.4%	8.5%	4.2%	5.9%
Combined U.S.	1.3%	2.9%	2.2%	3.1%
____________________
(1)Relocated restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.
(2)Includes the impact of menu pricing changes, product mix and discounts.

SOURCE: Bloomin’ Brands, Inc.